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Exhibit 10.13(d)

June 21, 2002

Ms. Trudy Briley
DSM Pharmaceuticals, Inc.
P.O. Box 1887
Greenville, NC 27835-1887

        Re:    Amendment No. 3 to Toll Manufacturing and Packaging Agreement

Dear Ms. Briley:

        This letter is to confirm our understanding concerning an amendment to be made with respect to the Toll Manufacturing and Packaging Agreement dated as of August 24, 1999, as amended by Amendment No.1 dated July 3, 2001, and as further amended by Amendment No. 2 dated October 9, 2001 (the "Agreement"), between Cephalon, Inc. ("Cephalon") and DSM Pharmaceuticals, Inc. ("DSM"). All terms not otherwise defined herein are used as defined in the Agreement.

        The purpose of this Amendment is to increase the minimum annual quantities of Product to be purchased by Cephalon and to increase the manufacturing capacity reserved by Catalytica for the remainder of the Initial Term of the Agreement. The Agreement is hereby amended as follows:

  1.
  Existing Schedule F of the Agreement relating to Minimum Quantities shall be deleted in its entirety and replaced with the attached revised Schedule F.

  2.
  Except as amended hereby, the Agreement remains in full force and effect.

        If the foregoing accurately reflects your understanding as to these matters, please indicate your agreement in the space provided below, and return one fully-executed original to me.

Very truly yours,
/s/ ROBERT URBAN Robert Urban Vice President, Technical Operations
Acknowledged and agreed to by:
DSM PHARMACEUTICALS, INC.
By:	/s/ WES WHEELER Name: Wes Wheeler Title: President & CEO
**
Certain portions of this document have been omitted based upon a request for Confidential Treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

Schedule F

Minimum Quantities

The minimum annual quantities to be purchased by CEPHALON and capacity to be reserved by DSM, are as follows for the remainder of the Initial Term of this Agreement:

Year	Quantity
2003	[**]
2004 (until 8/24/04)	[**]

Pursuant to Section 3.1, if the actual annual quantity exceeds the minimum annual quantity in any year by [**] percent [**] or less, this excess will reduce the minimum annual quantity in the following year

**
Certain portions of this document have been omitted based upon a request for Confidential Treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

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Schedule F Minimum Quantities